EXHIBIT 10.89


                          CONSULTANT SERVICES AGREEMENT

     This CONSULTANT SERVICES AGREEMENT (this "Agreement") is made effective as of October 12, 2004, by and between Trinity Learning Corporation (the "Company"), and Hyacinth Resources, Inc. (together, the "Consultant").

     WHEREAS, Consultant has considerable experience and expertise in financial matters; and

     WHEREAS, the Company desires to retain the services of Consultant.

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1. APPOINTMENT AS CONSULTANT. The Company hereby appoints Consultant and Consultant hereby accepts such appointment as consultant and advisor to the Company pursuant to the terms and conditions set forth herein.

2. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall be for a period commencing October 12th, 2004 and ending September 30th, 2005 ("Period of Consulting"); however, the Period of Consulting shall automatically renew for successive ninety (90) day periods unless either of the parties herein provides written notice to the other of its intent not to renew at least ten (10) days prior to the expiration of the Period of Consulting or any subsequent renewal period.

3. DESCRIPTION OF SERVICES. Consultant shall provide strategic business consulting services and advise the Company on financial matters (collectively, the "Services"). These "services" include the following, but are not necessarily limited to the below bullet list:

     o to act as a consultant, business facilitator, and finder for Client in connection with various matters including but not limited to, customer research and development, product distribution, marketing efforts, business plan development, commercial or private loan and other debt financing efforts, and other business matters;

     o to provide corporate structure, business and financial advice to Client;

     o to refer Client to Contacts that are lending institutions and private lenders;

     o to refer Client to Contacts who are providers of product marketing services,

     o to refer Client to Contacts who are potential merger partners, strategic alliance participants, and to potential joint venture partners;

     o to refer Client to Contacts who are potential buyers of assets or securities from Client;

     o to refer Client to Contacts who are underwriters, placement agents and investment bankers.

                                                               Initials /s/ EM
                                                                        ------

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4. COMPENSATION; EXPENSES; BENEFITS. For services rendered hereunder, consultant shall be paid a total of $150,000 dollars in cash compensation and be granted (80,000) of the Trinity Learning Corporation class of common stock. It is hereby acknowledged by the Company that Consultant is an independent contractor and as such Consultant shall not be entitled to receive, and shall not receive, any benefit provided by the Company to its employees, including, without limitation, medical and dental insurance and paid vacation. The Company shall not be responsible for deducting or withholding any taxes or other assessments from any monies that it pays to Consultant under this Agreement or otherwise.

5. NO AGENCY. It is understood that Consultant is to act as a consultant and advisor to the Company and not as an agent or employee of the Company in any respect. Except as specifically granted to Consultant, Consultant shall have no right, authority or power to act for or on behalf of the Company.

6. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

7. NON-ASSIGNABILITY BY CONSULTANT. The rights and obligations of the Consultant hereunder are not assignable and any prohibited assignment will be null and void. The Company may assign this Agreement, provided that it will remain primarily liable for its obligations hereunder.

8. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the laws of the State of Utah, and all questions concerning the validity, construction and administration shall be determined in accordance thereby.

9. WAIVERS. The waiver of a breach by either party of a term or provision of this Agreement, at any time or times, shall not be deemed or construed to be a waiver of any subsequent breach or breaches of the same or of any other terms or provisions of this Agreement at any time.

10. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such an illegal, invalid or unenforceable provision there shall be added automatically as a provision of this Agreement a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible, legal, valid and enforceable.

11. COMPLETE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties with respect to the consulting of Consultant and supersedes any and all other agreements, oral or written, between the parties. No waiver, modification or amendment to this Agreement shall be valid unless the same be reduced to writing and signed by the parties hereto.

12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made three (3) business days after mailed first-class postage prepaid by registered or certified mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following: (a) if to the Company, at such address as may have been furnished to Consultant by the Company in writing, (b) if to Consultant, at such address as may have been furnished to the Company by Consultant in writing.

                                                               Initials /s/ EM
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13. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging in, to or with, or transferring all or substantially all of its assets to, another corporation that assumes this Agreement and all obligations and undertakings of the Company hereunder.

14. FACSIMILE COPY. All duly executed copies of this agreement sent by facsimile are fully binding under any and all applicable laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Trinity Learning Corporation

                                   By: /s/ Edward Mooney
                                       ----------------------------
                                       Edward Mooney, President


ACCEPTED AND AGREED TO:

Hyacinth Resources, Inc.


----------------------------
Douglas Morris

     /     /
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Date



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